Exhibit 4.3

[FORM OF INITIAL SECURITY]

NetScout Systems, Inc.

Senior Secured Floating Notes Due 2012

CUSIP No.

ISIN No.

No. [ ]	$[ ]

NetScout Systems, Inc., a Delaware corporation, (the “Company,” which term includes any successor corporation), for value received promises to pay to                      or its registered assigns, the principal sum of                      dollars ($             ) on November 1, 2012.

Interest Payment Dates: February 1, May 1, August 1 and November 1, commencing February 1, 2008.

Record Dates: January 15, April 15, July 15, and October 15.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

NETSCOUT SYSTEMS, INC.,

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Secured Floating Rate Notes Due 2012 described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE,

by:
Authorized Signatory

(Reverse of Security)

NetScout Systems, Inc.

Senior Secured Floating Rate Notes Due 2012

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. NetScout Systems, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate in effect from time to time from November 1, 2007 until maturity. The Company shall pay interest quarterly on February 1, May 1, August 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2008. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate per annum applicable to the Securities plus 2% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will accrue at the rate per annum, reset quarterly, equal to LIBOR plus the Margin, and will be payable in cash.

SECTION 2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Securities will be issued in denominations of $2,000 and integral multiples of $1,000. The Company shall pay principal, premium, if any and interest on the Securities in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including  principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than three Business Days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

SECTION 3. Paying Agent, Registrar, Collateral Agent and Calculation Agent. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent, Registrar, Collateral Agent and Calculation Agent. The Company may change any Paying Agent, Registrar, Collateral Agent or Calculation Agent without notice to any Holder. The Company or any Affiliate may act in any such capacity.

SECTION 4. Indenture. The Company issued the Securities under an Indenture dated as of November 1, 2007 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. (a) The Securities may be redeemed, in whole but not in part, at any time prior to November 1, 2008, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

On or after the first anniversary of the Issue Date, the Securities will be subject to redemption at any time at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2008	103.0%
2009	102.0%
2010	101.0%
2011 and thereafter	100.0%

SECTION 6. Reserved.

SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8.01 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 8. Offers To Purchase. The Indenture provides that upon the occurrence of an Asset Sale, an Excess Cash Flow Event or Financing Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

SECTION 9. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

SECTION 10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Security selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

SECTION 11. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (except a payment default or in respect of a covenant or provision that cannot be modified without the consent of each affected Holder). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents and the Securities to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Securities in addition to certificated Securities, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the legal rights of any Holder of a Security in any material respect.

SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities generally may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Securities or in respect of certain covenants set forth in the Indenture.

SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

SECTION 15. No Recourse Against Others. To the extent permitted by applicable law, (i) no director, officer, employee, incorporator or stockholder of the Company or any direct or indirect parent entity or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation; (ii) each Holder by accepting a Security waives and releases all such liability; and (iii) such waiver and release are part of the consideration for issuance of the Securities.

SECTION 16. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 17. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19. [Reserved].

SECTION 20. Guarantees. The Securities will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 21. Collateral. The Securities will be entitled to the benefits of certain collateral security pledged for the benefit of the Holders pursuant to the terms of the Security Documents. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Guarantors, the Collateral Agent, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

SECTION 22. CUSIP Numbers and ISINs. The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 23. Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT

For value received                              hereby sell(s) assign(s) and transfer(s) unto                              (Please insert social security or other Taxpayer Identification Number of assignee:                    ) the within the Security, and hereby irrevocably constitutes and appoints                                      attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Security prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

☐	To NetScout Systems, Inc. or a subsidiary thereof; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with any provision or rule (other than Rule 144) under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Security has been transferred to NetScout Systems, Inc. or a subsidiary thereof, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Sections 4.11, 4.12 or 4.13 of the Indenture, check the appropriate box:

Section 4.11 [    ] Section 4.12 [    ] Section 4.13 [    ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.11, Section 4.12 or Section 4.13 of the Indenture, state the amount: $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT A

FORM OF RESTRICTIVE LEGEND FOR RESTRICTED SECURITIES

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY EXCEPT (A) TO NETSCOUT SYSTEMS, INC. (THE “ISSUER”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PERMITTED BY ANY OTHER PROVISION OR RULE UNDER THE SECURITIES ACT (IF AVAILABLE); AND

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(B) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 1(C) or 1(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 1(B) OR 1(C) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

A-1

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 1, 2007 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

A-2

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.